Exhibit 99.1

Investor Contacts:
Olga Guyette, Sr. Director-Investor Relations & Treasury (781) 356-9763 olga.guyette@haemonetics.com	David Trenk, Manager-Investor Relations (203) 733-4987 david.trenk@haemonetics.com

Media Contact:
Josh Gitelson, Director-Global Communications (781) 356-9776 josh.gitelson@haemonetics.com
Haemonetics Announces Definitive Agreement to Acquire Attune Medical
BOSTON, MA, March 5, 2024 -- Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative medical products and solutions to drive better patient outcomes, today announced that it has entered into a definitive agreement to acquire privately-held Chicago-based Attune Medical, the manufacturer of the ensoETM® proactive esophageal cooling device, the only FDA-cleared temperature regulation device indicated for esophageal protection during radiofrequency (RF) cardiac ablation procedures.

Under the terms of the agreement, Haemonetics will acquire Attune Medical for an upfront cash payment of $160 million at closing plus additional contingent consideration based on sales growth in the three years following the consummation of the transaction and the achievement of certain other milestones. The acquisition is subject to customary closing conditions and is expected to be completed in the first quarter of Haemonetics’ fiscal year 2025.

In the treatment of atrial fibrillation, a condition that affects 3 to 6 million people in the U.S., ensoETM significantly reduces the likelihood of esophageal injury during RF cardiac ablations. Additionally, studies have reported reduced procedure times and patient readmissions, and increased rates of same-day discharge and long-term procedure success with the use of ensoETM.

Stewart Strong, Haemonetics' President, Global Hospital, said, “Attune Medical’s ensoETM will bolster Haemonetics’ presence in the electrophysiology market and complement our leadership in Vascular Closure. EnsoETM effectively reduces esophageal injuries without requiring hospitals to purchase complex and costly new ablation systems. With this groundbreaking solution we look forward to empowering more physicians to improve patient outcomes, and expanding our EP portfolio with yet another industry-leading technology to accelerate the growth and impact of our Interventional Technologies business.”

Jay Istvan, Chief Executive Officer at Attune Medical, added, “We are thrilled to become part of Haemonetics. Their Hospital business has strong positions in both EP and critical care, and their international channels are robust and expanding. We believe Haemonetics is the best company to bring ensoETM’s substantial benefits to more caregivers worldwide to enable new standards of care.”

Attune Medical generated approximately $22 million in revenue during its most recently completed fiscal year ended December 31, 2023, more than doubling its revenue from the prior fiscal year. Haemonetics expects this transaction to be immediately accretive to revenue and earnings growth following the completion of the transaction.

Haemonetics plans to finance this acquisition through a combination of cash-on-hand and a draw under its revolving credit facility.

DLA Piper served as legal advisor for Haemonetics. William Blair served as financial advisor and Perkins Coie served as legal advisor for Attune Medical.
About Haemonetics
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. Haemonetics’ Global Hospital business provides a range of solutions to address the needs of hospitals, including Interventional Technologies for electrophysiology and interventional cardiology, and Blood Management Technologies that include diagnostics to help inform treatment decisions, technologies to help avoid unnecessary allogeneic transfusions and solutions to help optimize management of blood products. To learn more about Haemonetics, visit www.haemonetics.com.
About Attune Medical
Advanced Cooling Therapy, Inc., doing business as Attune Medical, pioneered the practice of using the esophageal space to proactively manage patient temperature and to reduce the likelihood of esophageal injury during cardiac ablation procedures. Attune Medical’s novel ensoETM technology is designed for use across a range of medical conditions involving patient cooling or warming, including during treatment in critical care, neurocritical care, trauma, burn surgery, spine surgery, and cancer surgery, among others.
Designed for ease-of-use, the single-tube ensoETM is placed in the esophagus and connected to an external heat exchange unit to create a closed-loop system for proactive controlled temperature management. Attune Medical has shipped more than 68,000 ensoETM devices for hospital use, and it has been utilized in more than 50,000 electrophysiology procedures since first becoming available in 2015.
To learn more about Attune Medical, visit www.attune-medical.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements do not relate strictly to historical or current facts and may be identified by the use of words such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "forecasts," "foresees," "potential" and other words of similar meaning in conjunction with statements regarding, among other things, (i) plans and objectives of management for the operation of Haemonetics, (ii) the timing of completion of the acquisition and the consummation of the acquisition, (iii) the anticipated financing of the transaction, (iv) the anticipated benefits to Haemonetics arising from the completion of the acquisition, (v) the impact of the acquisition on Haemonetics' business strategy and future business and operational performance, and (vi) the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics' current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.
Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the failure to realize the anticipated benefits of the acquisition or the acquisition, its announcement or pendency having an unanticipated impact, Haemonetics' ability to predict accurately the demand for products and products under development by it or Attune Medical and to develop strategies to successfully address relevant markets, actual and anticipated achievement of the milestones and future sales growth on which contingent consideration is based, the impact of competitive products and pricing, technical innovations that could render products marketed or under development by Haemonetics or Attune Medical obsolete, risks related to the use and protection of intellectual property, the risk that the transaction may not be completed in a timely manner or at all, and the risk that using debt to finance, in part, the acquisition will increase Haemonetics' indebtedness. These and other factors are identified and described in more detail in Haemonetics' filings with the U.S. Securities and Exchange Commission. Haemonetics does not undertake to update these forward-looking statements.